EXHIBIT 2.1

                           AIRCRAFT PURCHASE AGREEMENT



                  This AIRCRAFT PURCHASE AGREEMENT, dated as of May 10, 2004 (this "AGREEMENT"), by and among JETRAN INTERNATIONAL, LTD., a limited partnership organized under the laws of Texas ("BUYER OWNER PARTICIPANT"), AIRLEASE LTD., a limited partnership organized under the laws of California ("SELLER OWNER PARTICIPANT"), ALAMEDA CORPORATION, not in its individual capacity but solely as owner trustee ("BUYER OWNER TRUSTEE") under that certain Trust Agreement dated March 27, 2002 with Buyer Owner Participant, as amended and supplemented from time to time (the "BUYER TRUST AGREEMENT") and WACHOVIA BANK, NATIONAL ASSOCIATION, as successor to FIRST UNION NATIONAL BANK, not in its individual capacity but solely as owner trustee ("SELLER OWNER TRUSTEE") under that certain Trust Agreement dated as of July 10, 1986 (as amended, modified and/or supplemented from time to time) with Seller Owner Participant (the "SELLER TRUST AGREEMENT").

                  WHEREAS, Seller Owner Participant is the beneficial owner of those certain Aircraft (as defined in SECTION 1.1) and Seller Owner Trustee is the legal owner of such Aircraft under the Seller Trust Agreement; and

                  WHEREAS, Seller Owner Participant and Seller Owner Trustee wish to sell to Buyer Owner Participant and Buyer Owner Trustee, and Buyer Owner Participant and Buyer Owner Trustee wish to purchase from Seller Owner Participant and Seller Owner Trustee, all of Seller Owner Participant's and Seller Owner Trustee's right, title and interest in and to the Aircraft and the Aircraft Documents (as defined in SECTION 1.1);

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

         1. DEFINITIONS AND INTERPRETATION.

                  1.1 DEFINITIONS. For all purposes of this Agreement, capitalized terms shall have the following meanings:

                  "AFTER-TAX BASIS" shall mean on a basis such that any payment required to be paid on such basis (the "REQUIRED PAYMENT") shall, if necessary, be supplemented by a further payment so that the sum of the two payments, after deduction of the amount of all taxes, penalties, fines, interest and other charges ("TAXES") resulting from the receipt (actual or constructive) of such payments imposed by or under any taxing authority, shall be equal to the Required Payment.

                  "AIRCRAFT" shall mean N806US and N807US collectively.

                  "AIRCRAFT DELIVERY CERTIFICATES" shall mean the aircraft delivery certificates regarding N806US and N807US, respectively, substantially in the form attached hereto as EXHIBITS F and G, each dated the Closing Date, from Buyer Owner Participant to Seller Owner Participant.

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                  "AIRCRAFT DOCUMENTS" shall mean all technical data, manuals, logbooks, records, computer data and other materials and documents maintained or required to be maintained in accordance with applicable law with respect to the Aircraft.

                  "AIRCRAFT LEASE AGREEMENTS" shall mean each of the aircraft lease agreements dated as of November 21, 2001 among Seller Owner Trustee, Seller Owner Participant and Lessee regarding N806US and N807US respectively.

                  "AIRCRAFT PACKAGE" shall mean the Aircraft and the Aircraft Documents.

                  "AVIATION AUTHORITY" shall mean the United States Federal Aviation Administration.

                  "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which banks in San Francisco, California or San Antonio, Texas are not open for business.

                  "BUYER" shall mean Buyer Owner Trustee and Buyer Owner Participant collectively.

                  "BUYER OWNER PARTICIPANT" shall have the meaning set forth in the introductory paragraph.

                  "BUYER OWNER TRUSTEE" shall have the meaning set forth in the introductory paragraph.

                  "BUYER TRUST AGREEMENT" shall have the meaning set forth in the introductory paragraph.

                  "CLOSING" shall mean the completion of the sale and purchase of the Aircraft Package contemplated by this Agreement.

                  "CLOSING DATE" shall have the meaning set forth in SECTION 4 hereof.

                  "DEPOSIT" shall have the meaning set forth in SECTION 3.2 hereof.

                  "FAA BILLS OF SALE" shall mean the two Federal Aviation Authority Form 8050-2 Bills of Sale regarding N806US and N807US, respectively, each dated the Closing Date, from Seller Owner Trustee to Buyer Owner Trustee.

                  "INDEMNITEES" shall mean Seller Owner Participant and Seller Owner Trustee and each of their officers, directors, employees and agents and any successors or assigns.

                  "LESSEE" shall mean CSI Aviation Services, Inc., a company incorporated under the laws of New Mexico.

                  "LESSEE CERTIFICATE" shall mean the Lessee Certificate substantially in the form attached hereto as Exhibit C, to be executed by Lessee and delivered to Buyer Owner Participant at the Closing.

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                  "LIEN" shall mean any mortgage, charge, pledge, lien,
encumbrance, right of detention or security interest whatsoever, howsoever created or arising.

                  "LOSSES" shall mean losses, liabilities, actions, claims, proceedings, penalties, fines, judgments, damages, fees, costs and expenses.

                  "N806US" shall mean that certain McDonnell Douglas DC-9 Series 82 aircraft bearing manufacturer's serial number 48038 and registration mark N806US, together with the N806US Engines and all N806US Parts.

                  "N806US ENGINES" shall mean each of the two Pratt & Whitney JT8D-217 engines bearing, respectively, manufacturer's serial numbers P708517 and P708136.

                  "N806US LEASE TERMINATION AGREEMENT" shall mean the agreement providing for the termination of the Aircraft Lease Agreement in respect of N806US substantially in the form attached hereto as Exhibit D to be entered into by Lessee and Seller.

                  "N806US PARTS" shall mean all appliances, accessories, parts, instruments, modules, components, equipment and furnishings installed on or delivered as a part of N806US on the Closing Date.

                  "N807US" shall mean that certain McDonnell Douglas DC-9 Series 82 aircraft bearing manufacturer's serial number 48039 and registration mark N807US, together with the N807US Engines and all N807US Parts.

                  "N807US ENGINES" shall mean each of the two Pratt & Whitney JT8D-217 engines bearing, respectively, manufacturer's serial numbers P708113 and P696370.

                  "N807US LEASE TERMINATION AGREEMENT" shall mean the agreement providing for the termination of the Aircraft Lease Agreement in respect of N807US substantially in the form attached hereto as Exhibit E to be entered into by Lessee and Seller.

                  "N807US PARTS" shall mean all appliances, accessories, parts, instruments, modules, components, equipment and furnishings installed on or delivered as a part of N807US on the Closing Date.

                  "OPERATIVE DOCUMENTS" shall mean this Agreement, the Seller Trust Agreement, the Buyer Trust Agreement, the FAA Bills of Sale, the Warranty Bills of Sale, the Lessee Certificate, the N806US Lease Termination Agreement, the N807US Lease Termination Agreement, the Aircraft Delivery Certificates and any other document, instrument, certificate or opinion delivered in connection with the transactions contemplated hereby.

                  "PERSON" shall mean any individual, firm, partnership, joint venture, trust, corporation, limited liability company, government agency, committee, department, authority or any body, incorporated or unincorporated, whether having a distinct legal personality or not.

                  "PURCHASE PRICE" shall have the meaning set forth in SECTION
3.

                                      -3-

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                  "SELLER" means Seller Owner Trustee and Seller Owner
Participant collectively.

                  "SELLER OWNER PARTICIPANT" shall have the meaning set forth in the introductory paragraph.

                  "SELLER OWNER TRUSTEE" shall have the meaning set forth in the introductory paragraph.

                  "SELLER TRUST AGREEMENT" shall have the meaning set forth in the introductory paragraph.

                  "WARRANTY BILLS OF SALE" shall mean the two Warranty Bills of Sale regarding N806US and N807US, respectively, substantially in the form attached hereto as EXHIBITS A and B, respectively, and to be delivered and released to Buyer Owner Participant at the Closing.

                  1.2 INTERPRETATION. In this Agreement, unless the context requires otherwise, any reference to: (i) a "party" or "the parties" is to a party or the parties (as the case may be) to this Agreement; (ii) a Section, Schedule or Exhibit is to a section of, a schedule to, or an exhibit to this Agreement (as the case may be); (iii) "this Agreement" includes the Recitals, the Exhibits and the Schedules which form part of this Agreement for all purposes; (iv) a law, statute, statutory provision or regulation includes any consolidation, re-enactment, modification or replacement of the same and any subordinate legislation in force under any of the same from time to time; (v) the masculine, feminine or neuter gender respectively includes the other genders, references to the singular include the plural (and vice versa) and references to persons include firms, corporations and unincorporated associations; and (vi) a document is to that document as varied, supplemented or replaced from time to time in accordance with its terms. Section headings are for ease of reference only.

         2. SALE AND PURCHASE.

                  2.1 SALE AND PURCHASE OF THE AIRCRAFT PACKAGE. On the Closing Date, and upon the terms and subject to the conditions set forth herein (i) Seller shall sell to Buyer the Aircraft Package and (ii) Buyer shall purchase the Aircraft Package from Seller for the consideration specified in SECTION 3 hereof.

                  2.2 RISK AND TRANSFER. All right, title and interest in and to the Aircraft Package and the risk of loss or destruction of, or damage to, the Aircraft and all other risks relating thereto shall pass to Buyer upon delivery and release of the Warranty Bills of Sale and the FAA Bills of Sale to Buyer.

         3. CONSIDERATION FOR THE SALE.

                  3.1 PURCHASE PRICE. In consideration of the sale of the Aircraft Package to Buyer as contemplated by Section 2 hereof, Buyer Owner Participant shall pay to Seller Owner Participant the total purchase price (the "Purchase Price") of two million seven hundred thousand dollars ($2,700,000); of which one million four hundred thousand dollars ($1,400,000) represents consideration for the sale of N806US and one million three hundred thousand dollars ($1,300,000) represents consideration for the sale of N807US.

                                      -4-

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                  3.2 Security. Buyer Owner Participant has caused to be
transferred to Seller Owner Participant a two hundred thousand dollar ($200,000) non-refundable deposit (the "Deposit") in connection with its purchase of the Aircraft. On the Closing Date, the Deposit shall be applied to the payment of the Purchase Price.

         4. CLOSING; TERMINATION.

                  4.1 GENERAL. The Closing shall take place on May 10, 2004, or as soon as possible thereafter. The date on which the Closing actually occurs is herein called the "CLOSING DATE."

                  4.2 CLOSING. On or before the Closing Date, Seller shall deliver to McAfee & Taft the FAA Bills of Sale and to Buyer Owner Participant the Warranty Bills of Sale, which shall be held in escrow until Jad D. Mansour or Jeffrey S. Robinson releases the FAA Bills of Sale and the Warranty Bills of Sale to Buyer orally or in writing. On the Closing Date, Buyer shall deliver the Purchase Price to Seller via wire transfer of immediately available funds to Seller Owner Participant's following account:

                                    Bank of America
                                    ABA # 121000358
                                    Account # 12331-34432
                                    Account of:  Airlease Ltd.
                                    Ref:  N806US & N807US

Upon confirmation of Seller Owner Participant's receipt of the Purchase Price, Seller shall release the Warranty Bills of Sale and the FAA Bills of Sale to Buyer Owner Participant, and Buyer shall cause McAfee & Taft to file the FAA Bills of Sale with the Aviation Authority.

                  4.3 TERMINATION. Seller Owner Participant may terminate this Agreement by giving written notice of such termination to Buyer Owner Participant if:

                           (a) the Aircraft is tendered for sale on the Closing Date, the conditions precedent set forth in SECTION 11 are satisfied as of such date and Buyer fails to pay the Purchase Price or Buyer fails to accept the Aircraft and such failure continues for a period of two Business Days after Buyer's receipt of written notice of such failure;

                           (b) Buyer fails to perform any of its obligations under this Agreement and such failure (if capable of cure) continues for a period of two Business Days after receipt of written notice of such failure;

                           (c) for any reason whatsoever the sale of the Aircraft Package to Buyer hereunder does not occur on or before June 1, 2004 (but only if Seller has not failed to perform any of its material obligations hereunder).

Upon any such termination the parties hereto shall have no further liability or obligation of any kind hereunder and Seller Owner Participant shall be entitled to the Deposit.

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         5. REPRESENTATIONS AND WARRANTIES OF SELLER OWNER PARTICIPANT. Seller
Owner Participant represents and warrants, as of the date hereof and as of the Closing Date (unless as otherwise indicated in a specific representation and warranty), as follows:

                  5.1 CORPORATE EXISTENCE, POWER AND AUTHORITY. Seller Owner Participant is a limited partnership duly organized and validly existing under the laws of California, and has the power and authority to enter into, and perform its obligations under, each of the Operative Documents to which it is a party.

                  5.2 AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by Seller Owner Participant of each of the Operative Documents to which it is a party and its performance of the transactions contemplated thereby, have been, or will upon execution be, duly authorized by all requisite action and proceedings of Seller Owner Participant. This Agreement has been duly executed and delivered by Seller Owner Participant, and each other Operative Document to which Seller Owner Participant is a party has been, or will at Closing be, duly executed and delivered by Seller Owner Participant. This Agreement and each other Operative Document to which Seller Owner Participant is a party, when executed and delivered, will be the legal, valid and binding obligations of Seller Owner Participant, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and subject to the effect of general principles of equity, whether applied by a court of law or equity.

                  5.3 NO CONFLICT. Neither the execution and delivery of this Agreement or any other Operative Document to which Seller Owner Participant is a party, nor the performance by Seller Owner Participant of the transactions contemplated hereby or thereby, will (i) violate any provision of Seller Owner Participant's charter document or by-laws, (ii) conflict with or result in a breach of any material agreement or instrument to which Seller Owner Participant is a party or by which Seller Owner Participant is bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller Owner Participant, or (iv) constitute a violation by Seller Owner Participant of any law or regulation applicable to Seller Owner Participant.

                  5.4 CONSENTS. The execution and delivery of the Operative Documents to which Seller Owner Participant is a party and its performance of the transactions contemplated thereby does not require the approval of any equity holder or the consent of any trustee or holder of any indebtedness or obligation of Seller Owner Participant which will not have been obtained on or before the Closing.

                  5.5 GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any governmental authority or agency of California is required with respect to the execution, delivery or performance by Seller Owner Participant of this Agreement or the other Operative Documents to which it is a party, or the consummation by Seller Owner Participant of any of the transactions on its part contemplated hereby or thereby.

                  5.6 LEGAL PROCEEDINGS. There are no actions, suits or proceedings pending, or to Seller Owner Participant's knowledge threatened, against Seller Owner Participant, that, if adversely determined, would hinder or prevent Seller Owner Participant's ability to carry out the transactions contemplated by this Agreement or any other Operative Document or affect the right, title or interest of Seller Owner Participant in the Aircraft Package.

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                  5.7 TITLE. (i) Immediately following the Closing, Seller Owner
Trustee will have good and marketable title to the Aircraft, free and clear of all Liens of any kind whatsoever other than any such Lien arising out of claims payable by or indemnified against by Lessee ("LESSEE LIEN"), and (iii) the delivery of the Warranty Bills of Sale and the FAA Bills of Sale to Buyer will convey to Buyer good and marketable title to the Aircraft, free and clear of all Liens of any kind whatsoever other than any Lessee Lien, and Seller Owner Participant hereby covenants and agrees to warrant and defend such title forever against all claims and demands whatsoever.

         6. REPRESENTATIONS AND WARRANTIES OF BUYER OWNER PARTICIPANT. Buyer Owner Participant represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                  6.1 CORPORATE EXISTENCE, POWER AND AUTHORITY. Buyer Owner Participant is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of Texas, and has the corporate power and authority to enter into, and perform its obligations under, each of the Operative Documents to which it is a party.

                  6.2 AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by Buyer Owner Participant of each of the Operative Documents to which it is a party and the performance by Buyer Owner Participant of the transactions contemplated thereby, have been, or will upon execution be, duly authorized by all requisite action and proceedings of Buyer Owner Participant. This Agreement has been duly executed and delivered by Buyer Owner Participant, and each other Operative Document to which Buyer Owner Participant is a party has been, or will at Closing be, duly executed and delivered by Buyer Owner Participant. This Agreement, and each other Operative Document to which Buyer Owner Participant is a party, when executed and delivered, will be the legal, valid and binding obligations of Buyer Owner Participant, enforceable against Buyer Owner Participant in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and subject to the effect of general principles of equity, whether applied by a court of law or equity.

                  6.3 NO CONFLICT. Neither the execution and delivery by Buyer Owner Participant of this Agreement or any other Operative Document to which Buyer Owner Participant is a party, nor the performance by Buyer Owner Participant of the transactions contemplated hereby or thereby, will (i) violate any provision of Buyer Owner Participant's charter document or by-laws, (ii) conflict with or result in a breach of any material agreement or instrument to which Buyer Owner Participant is a party or by which Buyer Owner Participant is bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer Owner Participant, or (iv) constitute a violation by Buyer Owner Participant of any law or regulation applicable to Buyer Owner Participant.

                  6.4 CONSENTS. The acquisition of the Aircraft Package by Buyer Owner Participant, the execution and delivery of any Operative Document to which Buyer Owner Participant is a party and the performance by Buyer of the transactions contemplated thereby, do not require the approval of any equity holder or the approval or consent of any trustee or any holder of any indebtedness or obligation of Buyer Owner Participant which will not have been obtained on or before the Closing.

                  6.5 GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by any governmental authority or agency of Texas is required with respect to the execution, delivery or performance by Buyer Owner Participant of this Agreement or the other Operative Documents to which it is a party, or the consummation by Buyer Owner Participant of any of the transactions on its part contemplated hereby or thereby.

                  6.6 LEGAL PROCEEDINGS. There are no actions, suits or proceedings pending, or to Buyer Owner Participant's knowledge threatened, against Buyer Owner Participant that, if adversely determined, would hinder or prevent Buyer Owner Participant's ability to carry out the transactions contemplated by this Agreement or any other Operative Document.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER OWNER TRUSTEE. Buyer Owner Trustee represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                  7.1 CORPORATE EXISTENCE, POWER AND AUTHORITY. Buyer Owner Trustee is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, and has the corporate power and authority to enter into, and perform its obligations under, each of the Operative Documents to which it is a party.

                  7.2 AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by Buyer Owner Trustee of each of the Operative Documents to which it is a party and the performance by Buyer Owner Trustee of the transactions contemplated thereby, have been, or will upon execution be, duly authorized by all requisite action and proceedings of Buyer Owner Trustee. This Agreement has been duly executed and delivered by Buyer Owner Trustee, and each other Operative Document to which Buyer Owner Trustee is a party has been, or will at Closing be, duly executed and delivered by Buyer Owner Trustee. This Agreement, and each other Operative Document to which Buyer Owner Trustee is a party, when executed and delivered, will be the legal, valid and binding obligations of Buyer Owner Trustee, enforceable against Buyer Owner Trustee in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and subject to the effect of general principles of equity, whether applied by a court of law or equity.

                  7.3 NO CONFLICT. Neither the execution and delivery by Buyer Owner Trustee of this Agreement or any other Operative Document to which Buyer Owner Trustee is a party, nor the performance by Buyer Owner Trustee of the transactions contemplated hereby or thereby, will (i) violate any provision of Buyer Owner Trustee's charter document or by-laws, (ii) conflict with or result in a breach of any material agreement or instrument to which Buyer Owner Trustee is a party or by which Buyer Owner Trustee is bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer Owner Trustee, or (iv) constitute a violation by Buyer Owner Trustee of any law or regulation applicable to Buyer Owner Trustee.

                  7.4 CONSENTS. The acquisition of the Aircraft Package by Buyer Owner Trustee, the execution and delivery of any Operative Document to which Buyer Owner Trustee is a party and the performance by Buyer Owner Trustee of the transactions contemplated thereby, do not require any shareholder approval or the approval or consent of any trustee or any holder of any indebtedness or obligation of Buyer Owner Trustee which will not have been obtained on or before the Closing.

                  7.5 GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by any governmental authority or agency of Buyer Owner Trustee's jursidiction of organization is required with respect to the execution, delivery or performance by Buyer Owner Trustee of this Agreement or the other Operative Documents to which it is a party, or the consummation by Buyer Owner Trustee of any of the transactions on its part contemplated hereby or thereby.

                  7.6 LEGAL PROCEEDINGS. There are no actions, suits or proceedings pending, or to Buyer Owner Trustee's knowledge threatened, against Buyer Owner Trustee that, if adversely determined, would hinder or prevent Buyer Owner Trustee's ability to carry out the transactions contemplated by this Agreement or any other Operative Document.

         8. REPRESENTATIONS AND WARRANTIES OF SELLER OWNER TRUSTEE. Seller Owner Trustee represents and warrants, as of the date hereof and as of the Closing Date (unless as otherwise indicated in a specific representation and warranty), as follows:

                  8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY. Seller Owner Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the corporate power and authority to enter into, and perform its obligations under, this Agreement and each of the Operative Documents to which it is a party.

                  8.2 AUTHORIZATION AND ENFORCEABILITY. The execution and delivery by Seller Owner Trustee of this Agreement and each of the Operative Documents to which it is a party and the performance by Seller Owner Trustee of the transactions contemplated hereby and thereby, have been, or will upon execution be, duly authorized by all requisite action and proceedings of Seller Owner Trustee. This Agreement has been duly executed and delivered by Seller Owner Trustee, and each other Operative Document to which Seller Owner Trustee is a party has been, or will at Closing be, duly executed and delivered by Seller Owner Trustee. This Agreement, and each other Operative Document to which Seller Owner Trustee is a party, when executed and delivered, will be the legal, valid and binding obligations of Seller Owner Trustee, enforceable against Seller Owner Trustee in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and subject to the effect of general principles of equity, whether applied by a court of law or equity.

                  8.3 NO CONFLICT. Neither the execution and delivery by Seller Owner Trustee of this Agreement or any other Operative Document to which Seller Owner Trustee is a party, nor the performance by Seller Owner Trustee of the transactions contemplated hereby or thereby, will (i) violate any provision of Seller Owner Trustee's charter or by-laws, (ii) conflict with or result in a breach of any material agreement or instrument to which Seller Owner Trustee is a party or by which Seller Owner Trustee is bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller Owner Trustee, or (iv) constitute a violation by Seller Owner Trustee of any law or regulation applicable to Seller Owner Trustee.

                  8.4 CONSENTS. The transfer of the Aircraft Package by Seller Owner Trustee to Buyer, the execution and delivery of any Operative Document to which Seller Owner Trustee is a party and the performance by Seller Owner Trustee of the transactions contemplated thereby do not require any stockholder approval or the approval or consent of any lessee of the Aircraft, or any trustee or holder of any indebtedness or obligation of Owner Trustee which will not have been obtained on or before the Closing.

                  8.5 GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any governmental authority or agency of Seller Owner Trustee's jurisdiction of organization is required with respect to the execution, delivery or performance by Seller Owner Trustee of this Agreement or the other Operative Documents to which it is a party, or the consummation by Seller Owner Trustee of any of the transactions on its part contemplated hereby or thereby, other than as contemplated hereunder or under the Operative Documents.

                  8.6 LEGAL PROCEEDINGS. There are no actions, suits or proceedings pending, or to Seller Owner Trustee's knowledge threatened, against Seller Owner Trustee, that, if adversely determined, would hinder or prevent Seller Owner Trustee's ability to carry out the transactions contemplated by this Agreement or any other Operative Document or affect the right, title or interest of Seller Owner Trustee in the Aircraft Package.

                  8.7 TITLE. (i) Immediately following the Closing, Seller Owner Trustee will have good and marketable title to the Aircraft, free and clear of all Liens of any kind whatsoever other than any Lessee Lien, and (iii) the delivery of the Warranty Bills of Sale and the FAA Bills of Sale to Buyer will convey to Buyer good and marketable title to the Aircraft, free and clear of all Liens of any kind whatsoever other than any Lessee Lien.

         9. REPRESENTATIONS AND WARRANTIES OF SELLER OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY. Seller Owner Trustee in its individual capacity represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                  9.1 AUTHORIZATION AND ENFORCEABILITY. (i) This Agreement and the Operative Agreements to which it in its individual capacity is a party have been, or at the time of execution and delivery of such instrument will be, (a) duly authorized by all requisite action and proceedings of Seller Owner Trustee, and (b) duly executed and delivered by an officer of Seller Owner Trustee who is duly authorized to execute and deliver such instruments on behalf of Seller Owner Trustee, and (ii) that this Agreement and the other Operative Documents to the extent entered into by Seller Owner Trustee in its individual capacity constitutes (or at the time of execution and delivery of any such instrument by it will constitute) the legal, valid and binding obligation of Seller Owner Trustee enforceable against Seller Owner Trustee in its individual capacity in accordance with its terms.

                  9.2 ABSENCE OF SELLER OWNER TRUSTEE LIENS. The Aircraft is free of Liens attributable to Seller Owner Trustee in its individual capacity and unrelated to its rights, duties or obligations as owner trustee, and Seller Owner Trustee in its individual capacity hereby covenants and agrees to remove any such Lien at its own expense.

         10. FULFILLMENT OF CONDITIONS AND BUYER UNDERTAKINGS.

                  10.1 FULFILLMENT OF CONDITIONS. Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Closing Date. Each of Buyer and Seller shall at the written request of the other confirm in writing which of the conditions have been satisfied and its reason(s) for refusing to accept proffered performance of any of the other conditions.

                  10.2 TAXES AND TAX INDEMNITY. Buyer will be responsible for the payment of any sales, value added or transfer taxes (collectively "TRANSFER TAXES") imposed in regard to the transfer of title to the Aircraft from Seller to Buyer. Each of Seller and Buyer will use commercially reasonable efforts to minimize any Transfer Taxes. Buyer Owner Participant hereby indemnifies Seller Owner Participant and Seller Owner Trustee (in its individual and trustee capacities) on an After-Tax Basis and agrees to hold them harmless against any and all Transfer Taxes that may be incurred or payable in respect of the transfer of the Aircraft Package to Buyer.

                  10.3 EXPIRATION OF CURRENT LEASES. Seller and Buyer agree that Lessee's compliance with the return conditions specified in Section 5 of each Aircraft Lease Agreement shall not be a condition precedent to the completion of the purchase and sale of the Aircraft pursuant to this Agreement. In the event that either or both Aircraft shall not, in the reasonable estimation of Buyer Owner Trustee, be in a condition that meets such return conditions, Buyer Owner Participant may request (prior to Closing) that Seller assign all of its right (if any) to enforce such return conditions to Buyer Owner Participant pursuant to Section 13 of the applicable Aircraft Lease Agreement, and Seller shall provide such assignment in a form reasonably acceptable to Buyer Owner Participant prior to Closing.

         11. CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE. The obligation of Buyer to purchase the Aircraft Package pursuant to this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

                  11.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller Owner Participant and Seller Owner Trustee, and each of them, contained in this Agreement and the other Operative Documents to which either is a party shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of Seller Owner Participant and Seller Owner Trustee shall have performed and complied with all material covenants and agreements required by this Agreement and the other Operative Documents to which it is a party to be performed or complied with by it on or prior to the Closing Date.

                  11.2 DELIVERY OF DOCUMENTS.

                  (a) Buyer Owner Participant shall have received, in form and substance satisfactory to Buyer Owner Participant acting reasonably, evidence that each of Seller Owner Participant and Seller Owner Trustee has taken all action necessary to authorize the execution and delivery of the Operative Documents to which it is a party and the performance of its obligations thereunder;

                  (b) The Warranty Bills of Sale shall have been duly executed and delivered to Buyer Owner Participant;

                  (c) The FAA Bills of Sale shall have been duly executed and sent to McAfee & Taft; and

                  (d) The Lessee Certificate shall have been duly executed by Lessee and delivered to Buyer Owner Participant.

                  11.3 TITLE AND REGISTRATION. Seller Owner Trustee shall have good and marketable title to the Aircraft Package free and clear of all Liens of any kind whatsoever other than any Lessee Lien, Lien of the Seller Trust Agreement and Liens of the Aircraft Lease Agreements.

                  11.4 NO LITIGATION. No action, suits or proceedings or any governmental action shall have been instituted or be threatened before any court or before or by any governmental agency, nor shall any injunction, restraining order, order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, and not withdrawn or revoked, as of the Closing Date, questioning the validity or legality of this Agreement or the other Operative Documents or the transactions contemplated hereby or thereby or the ability of the parties hereto to consummate the transactions contemplated hereby or thereby.

                  11.5 AIRCRAFT LOCATION. The Aircraft shall at the time of the
Closing be on the ground in [               ] or at another location acceptable
to Buyer Owner Participant.

         12. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE. The obligation of each of Seller Owner Trustee and Seller Owner Participant to sell the Aircraft Package or to cause the same to be sold (and in particular to deliver, or cause to be delivered, the Warranty Bills of Sale and FAA Bills of
Sale) pursuant to this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

                  12.1 PURCHASE PRICE. Seller Owner Participant shall have received payment of the Purchase Price.

                  12.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with all material covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  12.3 DELIVERY OF DOCUMENTS.

                  (a) Seller shall have received evidence that each of Buyer Owner Participant and Buyer Owner Trustee has taken all action necessary to authorize the execution and delivery of the Operative Documents to which it is a party and the performance of its obligations thereunder, together with such other documents as Seller shall reasonably request; and

                  (b) The N806US and N807US Lease Termination Agreements shall have been duly executed and delivered to Seller Owner Participant.

                  12.4 NO LITIGATION. No action, suits or proceedings or any governmental action shall have been instituted or be threatened before any court or before or by any governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, and not withdrawn or revoked, as of the Closing Date, questioning the validity or legality of this Agreement or the other Operative Documents to which Buyer is a party or the transactions contemplated hereby or thereby or the ability of the parties hereto to consummate the transactions contemplated hereby or thereby.

         13. DISCLAIMER OF WARRANTIES BY SELLER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE WARRANTY BILLS OF SALE, THE AIRCRAFT PACKAGE IS SOLD ON AN "AS IS WHERE IS" BASIS AND SELLER OWNER TRUSTEE AND SELLER OWNER PARTICIPANT (AND THEIR RESPECTIVE SERVANTS OR AGENTS) HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY DISCLAIM ANY REPRESENTATION, WARRANTY, CONDITION, GUARANTEE, UNDERTAKING, COVENANT OR OTHER OBLIGATION, EXPRESS OR IMPLIED, WHICH IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE WARRANTY BILLS OF SALE, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, AIRWORTHINESS, QUALITY, COMPLIANCE WITH ANY DESCRIPTION, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT PACKAGE OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION, WARRANTY, CONDITION, GUARANTEE, UNDERTAKING, COVENANT OR OTHER OBLIGATION WHATSOEVER OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE WARRANTY BILLS OF SALE, WITH RESPECT TO THE AIRCRAFT PACKAGE OR ANY PART THEREOF.

         14. BROKERS AND OTHER THIRD PARTIES.

                  14.1 NO BROKERS. Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person (other than fees payable by each party to its legal advisers).

                  14.2 INDEMNITY. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Operative Documents or the Aircraft Package, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Section 14.1.

         15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein, and the agreements and indemnities set forth in this Agreement shall survive the Closing.

         16. INDEMNITY. Except as expressly provided in this Agreement and the Warranty Bills of Sale, Seller shall have no liability whatsoever relating to the Aircraft after the Closing Date. Buyer shall indemnify Seller Owner Participant and Seller Owner Trustee (in its individual and trustee capacities) and each of their subsidiaries, shareholders, officers, employees and agents in full on demand in respect of all Losses suffered or incurred by any such Person (regardless of when the same are suffered or incurred) arising out of or connected in any way with:

                  (a) the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft, or any loss of or damage to the Aircraft, or otherwise in connection with the Aircraft or relating to loss or destruction of or damage to any property, or death or injury to any Person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters and regardless of when the same arises or occurs, or whether it arises out of or is attributable to any act or omission, negligent or otherwise of Seller Owner Trustee or Seller Owner Participant; or

                  (b) any design, article or material in the Aircraft or the operation or use thereof constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person;

Provided that the Indemnities contained in this Section 16 shall not extend to Losses of any Person:

                  (i) to the extent that such Losses are caused by the willful misconduct or gross negligence of such Person or any of its employees, servants or agents;

                  (ii) to the extent that such Losses are the result of failure by such Person to comply with any of its express obligations under this Agreement or any representation or warranty given by such Person not being true and correct.

         17. LIABILITY INSURANCE. At no cost or expense to Seller, Buyer shall maintain or procure that comprehensive legal liability insurance is maintained in respect of the Aircraft, including cover for the indemnity in SECTION 16, naming Indemnitees as additional assureds, during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date. The amount of cover shall be not less than $100,000,000 for each and every loss

(which is an aggregate limit in respect of products liability), or such other amount as is the normal amount of airline liability insurance for the time being maintained by prudent airlines in respect of aircraft of the same model and series as the Aircraft engaged in the same operations on the same or similar routes as the Aircraft. Buyer will provide or cause to be provided to the Indemnitees a certificate of insurance so naming Seller as additional insured.

         18. FURTHER ASSURANCES. Seller Owner Participant, Seller Owner Trustee, Buyer Owner Participant and Buyer Owner Trustee each agree to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as any other party may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         19. EXPENSES. Whether or not Closing is consummated, each party shall pay its own costs and expenses relating to the transactions contemplated hereby.

         20. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be effective when received (provided that facsimile transmissions shall be effective when acknowledged by the recipient) and shall be addressed as follows:

         If to Buyer Owner Participant, to:

                  Jetran International, Ltd.
                  12400 Hwy 281, North, Suite 150
                  San Antonio, Texas 78216
                  Attention:  Mr. M.D. Jaffe, Jr.
                  Facsimile:  (210) 495-7799

         If to Buyer Owner Trustee, to:

                  Alameda Corporation
                  c/o Jetran International, Ltd.
                  12400 Hwy 281, North, Suite 150
                  San Antonio, Texas 78216
                  Attention:  Ms. Patricia Pozza
                  Facsimile:  (210) 495-7799

         If to Seller Owner Participant, to:

                  Airlease Ltd.
                  555 California Street, 4th Floor
                  San Francisco, California  94104
                  Attention:  Jad Mansour
                  Facsimile:  (415) 765-1817

         with a copy to:

                  White & Case LLP
                  633 West Fifth Street
                  Los Angeles, CA  90071
                  Attention:  Rick Smith
                  Facsimile:  (213) 687-0758

         If to Seller Owner Trustee, to:

                  Wachovia Bank, National Association
                  One Rodney Square
                  920 King Street, Suite 102
                  Wilmington, DE  19801
                  Attention:   Jason Concavage
                  Facsimile:  (302) 888-7544



Any party, by notice given in accordance with this Section 20 to the other party, may designate another address or person for receipt of notices hereunder.

         21. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California both substantive and remedial (without regard to any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         23. JURISDICTION, VENUE, SERVICE OF PROCESS. Each party consents to the non-exclusive jurisdiction of the state courts of the State of California located in Los Angeles and the federal court of the United States in the Central

District of California located in Los Angeles and each party irrevocably waives any objection to such courts as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of this Agreement or any of the Operative Documents and agrees not to claim that such court is not a convenient or appropriate forum whether on the grounds of venue or forum non conveniens or otherwise. Notice, including without limitation, any summons, complaint, petition, motion or application, may be served directly upon any party by mail to the address given for such party in SECTION 20. Should a dispute arise in connection with this Agreement or any other Operative Document, the prevailing party shall be entitled to reimbursement of reasonable legal fees in connection with any litigation occurring as a result of that dispute.

         24. ENTIRE AGREEMENT. This Agreement, together with the other Operative Documents, constitutes the complete agreement of the parties hereto regarding the subject matter hereof and supersedes all prior understandings (written or oral), communications and agreements provided that, after Closing, this Agreement alone shall constitute the complete agreement of the parties hereto, superseding all such prior understandings, communications and agreements.

         25. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         27. INSTRUCTION TO OWNER TRUSTEES. Seller Owner Participant hereby instructs Seller Owner Trustee to execute and deliver this Agreement and any other Operative Document to which Seller Owner Trustee is a party. Buyer Owner Participant hereby instructs Buyer Owner Trustee to execute and deliver this Agreement and any other Operative Document to which Seller Owner Trustee is a party.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the date first above written.



                           AIRLEASE LTD., as Seller Owner Participant



                           By: /s/ JAD G. MANSOUR
                               ------------------------------------------------
                               Name:  Jad G. Mansour
                               Title: Treasurer



                           WACHOVIA BANK, NATIONAL ASSOCIATION, as Seller Owner
                               Trustee



                           By:  /s/ STEVEN A. FINKLEA
                               ------------------------------------------------
                               Name:  Steven A. Finklea
                               Title: Vice President

                           JETRAN INTERNATIONAL, LTD.,as Buyer Owner Participant

                           By:  Jetran, LLC
                           Its: General Partner



                           By:  /s/ M.D. JAFFE, JR.
                               ------------------------------------------------
                               Name:   M.D. Jaffe, Jr.
                               Title:  CEO




                           ALAMEDA CORPORATION, as Buyer Owner Trustee



                           By:  /s/ M.T. ARNOLD
                               ------------------------------------------------
                               Name:   M.T. Arnold
                               Title:  President